Exhibit 99.1

Press Release

For further information:

Jeffrey R. Luber

SVP, Chief Financial Officer and General Counsel

EXACT Sciences Corporation

P: (508) 683-1211

E: jluber@exactsciences.com

EXACT Sciences Corporation Announces First Quarter 2007
Financial and Operating Results Conference Call

MARLBOROUGH, Mass – (April 17, 2007) – EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call for its first quarter 2007 financial and operating results, and other corporate developments, on Tuesday, April 24, 2007 at 8:30 a.m. ET.

EXACT Sciences will announce first quarter 2007 financial and operating results on Monday, April 23, 2007, after the close of regular market trading hours.

Information for the call is as follows:

Domestic callers:  800-299-8538

International callers: 617-786-2902

Participant Passcode:  55822872

The conference call replay information is as follows:

Domestic callers:  888-286-8010

International callers:  617-801-6888

Participant Passcode: 60054979

A live webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link.  The conference call and the webcast are open to all interested parties.  An archived version of the webcast will be available at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer.  Certain of its technologies have been licensed to Laboratory Corporation of America Holdings (LabCorp) for a stool-based DNA screening assay for colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated.  EXACT Sciences is based in Marlborough, Mass.  PreGen-Plus(TM), the non-invasive colorectal screening test offered by LabCorp., has not been approved or cleared by the Food & Drug Administration.

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